Exhibit 10.44

[ XX], 202X]
Private & Confidential [Name] [Address] [Address] [Address] [Country]

Dear [name]
Appointment as Non Executive Director of Ferguson plc (“Company”)
[I am delighted to confirm that the Company’s Board of Directors (the “Board”) has unanimously approved your appointment to the Board. This letter sets out the terms on which it is agreed that you will serve as a Non Executive Director of the Company.]1 / [In connection with the Company’s listing on the New York Stock Exchange and the transfer of the Company’s listing category on the Official List from Premium to Standard Listing, the terms of your appointment as a Non Executive Director have been updated to reflect these developments. This letter sets out the terms on which it is agreed that you will continue to serve as a Non Executive Director of the Company and shall be effective as of 1 October 2022 (the “Effective Date”). Any previous letter relating to the terms of your appointment as a Non Executive Director of the Company shall automatically cease to have effect as of the Effective Date.]2
Appointment
1.[Your appointment on the terms of this letter as a Non Executive Director will be effective from the Effective Date.]3 / [You were appointed as a Non Executive Director of the Company on [ ]]4 (the “Appointment Date”).
2.Your initial appointment as a Non Executive Director shall run from the Appointment Date until the earlier of the next annual general meeting (“AGM”), your resignation or the termination of your appointment in accordance with the terms of this letter (such period of appointment, a “Term”). Subject to review by the Board and the Nominations and Governance Committee of the Board, you may be nominated for appointment for one or more additional Terms, which appointment shall be subject to your successful election/re-election at the next applicable AGM. There is no right to re-nomination by the Board.
1     Note to Draft: For newly appointed directors.
2     Note to Draft: For existing directors.
3     Note to Draft: For newly appointed directors.
4     Note to Draft: For existing directors.

3.Nothing in this letter shall be taken to exclude or vary the terms of the Company’s Articles of Association (as amended from time to time, the “Articles of Association”) as they apply to you as a director of the Company. Your continued appointment as a Non Executive Director is subject to election by the Company’s shareholders at the AGM scheduled to be held in [insert year] and to re-election at any subsequent AGM at which the Articles of Association require, or the Board resolves, that you stand for re-election.
4.Your appointment is subject to compliance with the Corporate Governance Guidelines approved from time to time by the Board (“CGG”). The CGG in effect at the date of this letter require that all directors will be subject to annual election at the AGM. In connection with your appointment as a Non Executive Director, you will also serve on the [Audit Committee, the Compensation Committee, the Nominations and Governance Committee and the Major Announcements Committee]. You [will be sent/have access to] the Charters for those Committees.
5.You will comply with the Company’s requirements regarding the minimum shareholding level (approved from time to time by the Board or any Committee of the Board to which approval has been delegated).
Termination of appointment
6.You agree to immediately resign from your appointment as a Non Executive director, as a member of any Committee of the Board and as a director of any company in the Ferguson Group if you:
6.1.commit a material breach of your obligations under this letter; or
6.2.commit any serious or repeated breach or non-observance of your obligations to the Company (which include an obligation not to breach your duties to the Company, whether statutory, fiduciary or common-law); or
6.3.are disqualified from being a director by reason of any order made under the Companies (Jersey) Law 1991 (as amended), the Bankruptcy (Désastre) (Jersey) Law 1990 (as amended) or any other enactment or law; or
6.4.fail to comply with any rules which the Board adopts from time to time for the conduct of its proceedings and for the making of key strategic, management and commercial decisions which are necessary for the conduct of the Company’s business as a whole and, in the reasonable opinion of the Board, such failure will prejudicially affect the business of the Company; or
6.5.are guilty of conduct which in the reasonable opinion of the Board is likely to bring yourself or the Company into disrepute or otherwise affect prejudicially the interests of the Company or any company in the Ferguson Group; or
Ferguson plc 1020 Eskdale Road, Winnersh Triangle, Wokingham, RG41 5TS
Tel: +44 118 9273800 | www.fergusonplc.com

Registered in Jersey, Company No. 128484. Registered office: 13 Castle Street, St Helier, Jersey JE1 1ES, Channel Islands. Registered in the UK as Ferguson Group Holdings, UK Establishment No. BR021199

6.6.are convicted of any arrestable criminal offence (other than an offence under road traffic legislation in the UK or elsewhere for which a fine or non-custodial penalty is imposed).
7.The Company Secretary is irrevocably authorised to sign a letter of resignation on your behalf if you fail to resign in accordance with paragraph [6].
8.Your appointment as a Non Executive Director and as a member of any Committee of the Board will terminate forthwith and automatically without any further action if you:
8.1.are not re-appointed as director at any AGM of the Company at which you stand for re-election; or
8.2.are removed as a director by resolution passed at a general meeting; or
8.3.cease to be a director pursuant to any provision of the Articles of Association, including but not limited to Article [147].
9.You undertake to resign as a director of any company in the Ferguson Group immediately upon termination of your appointment as a Non Executive director of the Company in accordance with paragraph [8]. The Company Secretary is irrevocably authorised to sign a letter of resignation on your behalf if you fail to do so.
10.You may resign from your position as Non Executive Director at any time by providing the Company with not less than 3 months’ notice in writing. If you resign from your position as Non Executive Director, you must concurrently resign as a member of any Committee of the Board and as a director of any company in the Ferguson Group. The Company Secretary is irrevocably authorised to sign a letter of resignation on your behalf if you fail to do so.
11.You will not be entitled to any compensation upon your resignation or the termination of your appointment as a Non Executive director of the Company howsoever occurring.
12.Upon resignation or the termination of your appointment you shall only be entitled to such fees as may have accrued to the date of termination, together with reimbursement in the normal way of any expenses properly incurred prior to that date, and any awards of shares, if relevant, in accordance with the rules of any NED Plan (as defined below).
13.Upon resignation or the termination of your appointment, you shall forthwith deliver to the Company all books, documents, papers and other property of or relating to the business of the Company which may then be in your possession or under your power or control and you shall not retain any copies or extracts.
Compensation and expenses
14.You will be entitled to a fee for your services as a Non Executive Director of the Company at the rate of [$/£XX,XXX] per annum[, a fee for your services as chair of
Ferguson plc 1020 Eskdale Road, Winnersh Triangle, Wokingham, RG41 5TS
Tel: +44 118 9273800 | www.fergusonplc.com

Registered in Jersey, Company No. 128484. Registered office: 13 Castle Street, St Helier, Jersey JE1 1ES, Channel Islands. Registered in the UK as Ferguson Group Holdings, UK Establishment No. BR021199

the Audit/Compensation/Nominations and Governance Committee of $/£XXXX, and a fee for your services as Employee Engagement Director of $/£XXX]. Such fees will accrue from day to day and be payable monthly in arrears not later than the last day of each calendar month subject to deduction of any taxes or other amounts that are required by the law of any relevant jurisdiction, including but not limited to any deduction required to be made in accordance with UK tax legislation and US social security contributions. You will not be entitled to participate in any bonus plan or arrangements, executive or employee share scheme, pension plan, private medical health and sickness plan or in any prolonged disability plan. You may be entitled to participate in any shareholder approved share plan that permits awards to be made to Non Executive Directors (“NED Plan”). Your participation in and receipt of awards under a NED Plan are discretionary and not an entitlement, and are subject to: the approval of the Board; the terms of the NED Plan; the terms on which any NED Plan award is made, including those terms in an award agreement; and all applicable laws, rules and regulations. The Company will provide you with support to assist you with the additional administration required for you to complete any US and UK tax return filing obligations relating to your appointment as a Non Executive Director of the Company.
15.Your fee will be reviewed from time to time by the Board.
16.If you are called on or requested to perform any special duties or responsibilities outside your ordinary duties as a Non Executive Director, the Board may agree to pay you additional or special compensation.
17.In addition, the Company shall reimburse all reasonable out of pocket expenses incurred by you on the business of the Company (including, for the avoidance of doubt, all reasonable travel and accommodation expenses as may be required in the course of your appointment) on the basis prescribed by the Articles of Association, subject to you providing such receipts or other evidence as the Company may require.
18.Air travel on Company business is normally in business class. You will be provided with Travel and Personal Accident Insurance in accordance with the Company's policy from time to time. You acknowledge that the proceeds of any claim made on the personal accident policy are paid to the Company and that any payment made by the Company from such proceeds is currently discretionary.
19.In addition to the reimbursement of expenses referred to in paragraph [17], where there is the need for intercontinental flight in excess of five hours (one way) based on your home location and the location of the Board or Committee meeting which you need to attend, you will be entitled to receive an allowance of [$3,250/£2,500] (the “Allowance”). The maximum amount payable to you in relation to the Allowance is [$39,000/£30,000] per annum. If you attend Board or Committee meetings which entitle you to the Allowance, payment will be made to you in the next available payroll.
Ferguson plc 1020 Eskdale Road, Winnersh Triangle, Wokingham, RG41 5TS
Tel: +44 118 9273800 | www.fergusonplc.com

Registered in Jersey, Company No. 128484. Registered office: 13 Castle Street, St Helier, Jersey JE1 1ES, Channel Islands. Registered in the UK as Ferguson Group Holdings, UK Establishment No. BR021199

Duties and time commitment
20.As a Non Executive Director, you have the same general legal responsibilities to the Company as any other director and you will perform the duties normally attendant on those offices including (without limitation) attending periodic Board meetings. You are required to comply with any rules which the Board adopts from time to time for the conduct and location of its proceedings and for the making of the key strategic, management and commercial decisions which are necessary for the conduct of the Company's business as a whole. You are expected to work with and through the Board; you are not expected to undertake executive duties or to assume executive responsibilities. You will be expected to devote such time as is necessary for the proper performance of your duties including your membership of [the Audit Committee, the Compensation Committee, the Nominations and Governance Committee and the Major Announcement Committee]. Overall, it is estimated that a time commitment of [1 or 2] days per month (in addition to preparation work and travel) will be required.
21.The nature of the role makes it impossible to be specific about the maximum time commitment, and there is always the possibility of additional time commitments in respect of ad hoc matters which arise from time to time, and particularly when the Company is undergoing a period of increased activity. At certain times it may be necessary to convene additional Board, Committee or shareholder meetings.
22.The estimated time commitment stated at paragraph [20] will increase should you become a member or chair of any additional Committees, or if you are given other additional responsibilities. Details of the expected increase in time commitment will be covered in any relevant communication confirming the additional responsibility.
23.By accepting this appointment you will be expected to perform your duties faithfully, efficiently and diligently in accordance with statutory, fiduciary and common law, to a standard commensurate with both the functions of your role and your knowledge, skills and experience.
24.You will exercise your powers in your role as Non Executive Director in accordance with relevant obligations under prevailing law and regulation, including the Companies (Jersey) Law 1991 (as amended), the CGG, the New York Stock Exchange listing standards, the Sarbanes-Oxley (SOX) Act of 2002, the Securities Exchange Act of 1934, the Securities Act of 1933, any applicable regulations that may be issued by the U.S. Securities and Exchange Commission, any regulations that may be issued by the UK Financial Conduct Authority, any regulations that may be issued by any other regulatory body, the Market Abuse Regulation or any equivalent legislation, and all codes of conduct and other policies and procedures adopted from time to time by the Board or the Company.
25.In order for there to be a thorough consideration of the issues prior to, and informed debate and challenge at, Board meetings, it is essential that you have access to high quality information. You are entitled to request, and should insist on receiving, all
Ferguson plc 1020 Eskdale Road, Winnersh Triangle, Wokingham, RG41 5TS
Tel: +44 118 9273800 | www.fergusonplc.com

Registered in Jersey, Company No. 128484. Registered office: 13 Castle Street, St Helier, Jersey JE1 1ES, Channel Islands. Registered in the UK as Ferguson Group Holdings, UK Establishment No. BR021199

relevant information about the Company’s affairs as is reasonably necessary in order to enable you to discharge your duties. You should seek clarification or amplification from management where you consider that the information provided is inadequate or lacks clarity.
26.By accepting your appointment, you confirm that:
26.1.you are able to allocate sufficient time to meet the expectations of your role;
26.2.you have disclosed all significant other commitments to the Board, with an indication of the time involved;
26.3.you will inform the Company in writing in advance of any changes to these commitments; and
26.4.you understand that additional external appointments should not be undertaken except in accordance with the CGG.
Independence and outside interests
27.It is accepted and acknowledged that you have business interests other than those of the Company and have declared any conflicts that are apparent at present. The Board has determined that you are independent within the meaning of the CGG and the New York Stock Exchange listing standards and you will be identified as such in the Company's public documentation. If circumstances change, and you believe that your independence may be in doubt, you should discuss this with me as soon as practicable. The Board will annually review and determine the status of your independence.
28.During the term of your appointment, you shall not (except with the prior written permission of the Company) be directly or indirectly:
28.1.employed or engaged, in any other business or undertaking to the extent that such engagement prevents you carrying out your obligations under the terms of this letter or puts you in a position where your interests conflict or may conflict with those of the Company or a company in the Ferguson Group; or
28.2.concerned or interested in any trade or business competing with that carried on by the Company or any other company in the Ferguson Group, provided that this shall not prohibit the holding (directly or through nominees) of investments listed on any recognised stock exchange up to a maximum of 3 per cent of the issued shares or other securities of any class of any one company.
Confidentiality
29.You acknowledge that all information acquired during your appointment is confidential (such information, “Confidential Information”) to the Company and should only be used in the course of your duties as a Non Executive Director and in furtherance of
Ferguson plc 1020 Eskdale Road, Winnersh Triangle, Wokingham, RG41 5TS
Tel: +44 118 9273800 | www.fergusonplc.com

Registered in Jersey, Company No. 128484. Registered office: 13 Castle Street, St Helier, Jersey JE1 1ES, Channel Islands. Registered in the UK as Ferguson Group Holdings, UK Establishment No. BR021199

the Company’s business and you agree not to make use of any Confidential Information for your own purpose or for the benefit of any other entity or person. You agree to not release, communicate, or disclose either during your appointment or following termination (by whatever means), any Confidential Information to third parties without prior clearance from me or the Company Secretary. The restriction in this paragraph [29] shall cease to apply to any Confidential Information which may (other than by reason of your breach) become available to the public generally.
30.Your attention is drawn to requirements under both legislation and regulation as to the disclosure of inside information and material non-public information. Consequently, you should not make any written or oral statements that might risk a breach of these requirements without prior clearance from me or the Company Secretary.
31.You acknowledge the need to hold and retain Confidential Information (in whatever format you may receive it) under appropriately secure conditions.
32.You hereby waive all rights by virtue of Chapter IV of Part I of the Copyright Designs and Patents Act 1988 in respect of copyright works created by you in the course of performing your duties as a Non Executive Director.
Insurance and indemnity
33.The Company has directors’ and officers’ liability insurance in place and it is intended to maintain such cover for the full term of your appointment. You have been informed of the current indemnity limit on which the Board is updated from time to time. Other details of the cover are available from the Company Secretary.
34.You will also be granted a deed of indemnity by the Company, which shall replace any previous deeds of indemnity granted to you by any subsidiary of the Company.
Review process
35.The performance of individual directors and the whole Board, as well as its Committees, is reviewed annually. Please let me or the chair of the Nominations and Governance Committee know if, in the interim, there are any matters which cause you concern about your role.
General
36.All data which the Ferguson Group holds relating to you is held and processed in accordance with the Ferguson plc Employee Privacy Notice. A copy of the notice can be found on the Directors’ Portal in Diligent.
37.Circumstances may occur when it will be appropriate for you to seek advice from independent advisers at the Company’s expense. A copy of the Board’s agreed procedure under which directors may obtain independent advice will be provided by the Company Secretary. The Company will reimburse the reasonable cost of expenditure incurred by you in accordance with its policy.
Ferguson plc 1020 Eskdale Road, Winnersh Triangle, Wokingham, RG41 5TS
Tel: +44 118 9273800 | www.fergusonplc.com

Registered in Jersey, Company No. 128484. Registered office: 13 Castle Street, St Helier, Jersey JE1 1ES, Channel Islands. Registered in the UK as Ferguson Group Holdings, UK Establishment No. BR021199

38.You must inform the Company promptly of any change in your address or telephone (including mobile telephone) contact details.
39.For the purposes of this letter, “Ferguson Group” shall mean the Company and its subsidiary and associated undertakings, from time to time.
40.This Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by e-mail attachment shall be an effective mode of delivery.
41.This letter is governed by, and shall be construed in accordance with, the laws of England and is subject to the exclusive jurisdiction of whose courts the parties agree to submit.
42.It is agreed that, on acceptance of this offer, this letter will constitute a contract for services and not a contract of employment.

I should be grateful if you would indicate your acceptance of these terms by executing as a deed and returning to me the enclosed copy of this letter.

Yours sincerely

____________________________
For and on behalf of the Company

Ferguson plc 1020 Eskdale Road, Winnersh Triangle, Wokingham, RG41 5TS
Tel: +44 118 9273800 | www.fergusonplc.com

Registered in Jersey, Company No. 128484. Registered office: 13 Castle Street, St Helier, Jersey JE1 1ES, Channel Islands. Registered in the UK as Ferguson Group Holdings, UK Establishment No. BR021199

ON COPY LETTER
I acknowledge that I have read and understood this letter and I hereby agree to the terms set out above.

SIGNED as a DEED and    )
DELIVERED by        )
[NAME]            )    ………………………………
in the presence of:        )

Witness’s Signature    …………………………………
Witness’s Name (in capitals)    ……………………......
Witness’s Address: ...…………………………………...
………………………………………………………......
…………………………………………………………...

Date: ……………………………………………………..

Ferguson plc 1020 Eskdale Road, Winnersh Triangle, Wokingham, RG41 5TS
Tel: +44 118 9273800 | www.fergusonplc.com

Registered in Jersey, Company No. 128484. Registered office: 13 Castle Street, St Helier, Jersey JE1 1ES, Channel Islands. Registered in the UK as Ferguson Group Holdings, UK Establishment No. BR021199

Schedule I
Ferguson plc (the “Company”) has entered into a Non Executive Director Appointment Letter (“Letter”) with each of the non executive directors of the Company named below, as of the dates indicated, which agreements are substantially identical in all material respects to the form set forth immediately above this Schedule I:
1.Letter dated January 25, 2023, acknowledged and agreed by Kelly Baker on January 25, 2023.
2.Letter, dated January 25, 2023, acknowledged and agreed by Geoff Drabble on January 25, 2023.
3.Letter, dated January 25, 2023, acknowledged and agreed by Cathy Halligan on January 25, 2023.
4.Letter, dated January 25, 2023, acknowledged and agreed by Brian May on January 27, 2023.
5.Letter, dated January 25, 2023, acknowledged and agreed by James S. Metcalf on January 28, 2023.
6.Letter, dated January 25, 2023, acknowledged and agreed by Alan Murray on January 25, 2023.
7.Letter, dated January 25, 2023, acknowledged and agreed by Tom Schmitt on January 25, 2023.
8.Letter, dated January 25, 2023, acknowledged and agreed by Nadia Shouraboura on January 25, 2023.
9.Letter, dated January 25, 2023, acknowledged and agreed by Suzanne Wood on January 25, 2023.

Ferguson plc 1020 Eskdale Road, Winnersh Triangle, Wokingham, RG41 5TS
Tel: +44 118 9273800 | www.fergusonplc.com

Registered in Jersey, Company No. 128484. Registered office: 13 Castle Street, St Helier, Jersey JE1 1ES, Channel Islands. Registered in the UK as Ferguson Group Holdings, UK Establishment No. BR021199